Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333−169370) and on Form S-1 (Nos. 333-172917 and 333-176615) of U.S. Concrete, Inc. of our report dated March 11, 2011 relating to the Predecessor Company's financial statements and our report dated March 14, 2012 related to the Successor Company's financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 14, 2012